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                                                                   Exhibit 99.10


Consent of Independent Auditors

We consent to the reference to our firm under the caption "Independent Auditors" and to the use of our report dated March 15, 1999 accompanying the consolidated financial statements of The Manufacturers Life Insurance Company of America and to the use of our report dated February 4, 1999 accompanying the financial statements of Separate Account Three of The Manufacturers Life Insurance Company of America, in Post-Effective Amendment No. 14 to the Registration Statement No. 33-52310 on Form S-6 and related prospectus of Separate Account Three of The Manufacturers Life Insurance Company of America.


Philadelphia, Pennsylvania                     /s/ Ernst & Young LLP
April 27, 1999                                 ERNST & YOUNG LLP